EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555

PERFICIENT REACHES DEFINITIVE AGREEMENT TO ACQUIRE SUNDOG INTERACTIVE

SAINT LOUIS, MO (May 13, 2019) - Perficient, Inc. (NASDAQ: PRFT) (“Perficient”), the leading digital transformation consulting firm serving Global 2000 and other large enterprise customers throughout North America, today announced it has entered into a purchase agreement to acquire the assets of Sundog Interactive, Inc., a $14 million marketing and technology consulting firm that delivers Salesforce solutions for the world’s leading manufacturers.

The acquisition is anticipated to close later this month and is expected to be accretive to adjusted earnings per share immediately.

“We are excited to continue to strengthen our Salesforce consulting and digital marketing capabilities with the strategic acquisition of Sundog Interactive,” said Jeffrey Davis, Perficient’s Chairman and CEO. “Sundog Interactive’s marketing strategy, data and insights, and technology integration services are highly complementary to Perficient’s end-to-end digital transformation offerings. Adding specialized Salesforce capabilities aimed at accelerating results through smarter marketing further enhances our innovative cloud solutions and better serves our clients’ unique needs.”

The acquisition of Sundog Interactive:

•	Broadens and deepens Perficient’s Salesforce consulting capabilities, bringing strategic marketing and technical delivery services focused on the manufacturing industry;

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Brings industry-specific intellectual property, including a partner relationship management solution extending and accelerating several Salesforce products for the manufacturing vertical; a white-label, multi-industry solution for marketing intelligence; and several packaged code offerings leveraging Salesforce and Google tools;

▪	Adds approximately 100 consulting, technology, sales and general and administrative professionals; and

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Brings a strong concentration of strategic client relationships with Fortune 1000 customers within the manufacturing industry, leading to significant opportunity for cross-selling synergies to accelerate mutual success.

Sundog leaders Brent Teiken, Eric Dukart and Johnathon Rademacher join Perficient in key roles.

“Perficient is well known for its expertise across many technology platforms, including Salesforce, and continues to be a key technology provider of marketing and sales cloud solutions,” said Teiken. “We’re thrilled to join the Perficient team, which is widely-recognized as one of the largest and most capable digital transformation consulting firms in the country. The acquisition will accelerate our collective opportunities for continued growth and success within the Salesforce ecosystem.”

About Perficient
Perficient is the leading digital transformation consulting firm serving Global 2000® and enterprise customers throughout North America. With unparalleled information technology, management consulting, and creative capabilities, Perficient and its Perficient Digital agency deliver vision, execution, and value with outstanding digital experience, business optimization, and industry solutions. Our work enables clients to improve productivity and competitiveness; grow and strengthen relationships with customers, suppliers, and partners; and reduce costs. Perficient's professionals serve clients from a network of offices across North America and offshore locations in India and China. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Adobe Premier Partner, Platinum Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, an Advanced Pivotal Ready Partner, a Gold Salesforce Consulting Partner, and a Sitecore Platinum Partner. For more information, visit www.perficient.com.

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Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2019. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. We are under no duty to update any of the forward-looking statements after the date hereof. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2018.